FOR IMMEDIATE RELEASE

Contact:	Emily Claffey/Benjamin Spicehandler /Columbia Clancy
Sard Verbinnen & Co
212-687-8080
Conrad Harrington
Sard Verbinnen & Co - Europe
+44 (0)20 3178 8914
J. Bryant Kirkland III, Vector Group Ltd.
305-579-8000
VECTOR GROUP REPORTS SECOND QUARTER 2018 FINANCIAL RESULTS

MIAMI, FL, August 6, 2018 - Vector Group Ltd. (NYSE:VGR) today announced financial results for the three and six months ended June 30, 2018.

GAAP Financial Results

Second quarter of 2018 revenues were $481.5 million, compared to revenues of $472.0 million in the second quarter of 2017. The Company recorded operating income of $61.9 million in the second quarter of 2018, compared to operating income of $74.3 million in the second quarter of 2017. Net income attributed to Vector Group Ltd. for the second quarter of 2018 was $17.8 million, or $0.12 per diluted common share, compared to net income of $26.8 million, or $0.19 per diluted common share, in the second quarter of 2017.

For the six months ended June 30, 2018 revenues were $910.5 million, compared to revenues of $887.2 million for the six months ended June 30, 2017. The Company recorded operating income of $109.9 million for the six months ended June 30, 2018, compared to operating income of $127.7 million for the six months ended June 30, 2017. Net income attributed to Vector Group Ltd. for the six months ended June 30, 2018 was $25.0 million, or $0.16 per diluted common share, compared to a net income of $22.6 million, or $0.15 per diluted common share, for the six months ended June 30, 2017.

Adoption of accounting standards. Effective January 1, 2018, the Company has adopted several new accounting standards that impact financial reporting for the three and six months ended June 30, 2018.  The new standards were Accounting Standards Updates (“ASU”) 2014-09 (Topic 606), and 2016-08, which relate to revenue recognition; ASU 2016-01 and ASU 2018-03, which relate to the Company’s investments in equity securities; and 2017-07, which relates to accounting for the Company’s defined benefit pension plans.  The adoption of ASU 2017-07 was retrospective and certain categories in the Company’s Statement of Operations were revised, including operating, selling, administrative and general expenses, operating income and other income; therefore these financial metrics, as well as non-GAAP financial measures, Adjusted EBITDA, Adjusted Operating Income, and Adjusted Operating Income for the Tobacco Segment, for the last twelve months ended June 30, 2018 and the three and six months ended June 30, 2017 contained in this press release do not agree with the Company’s previously issued earnings press releases (August 8, 2017 and March 1, 2018).  The impact of the adoption of ASU 2017-07 on selling, general, and administrative expense, operating income, other income and Adjusted EBITDA was reported in the Company’s Form 8-K dated June 14, 2018. In addition, ASU 2014-09 (Topic 606), ASU 2016-08, ASU 2016-01 and ASU 2018-03 were applied using the modified retrospective method and resulted in a cumulative adjustment to beginning stockholder’s deficiency at January 1, 2018.  The Company’s Statement of Operations for the periods ending prior to January 1, 2018, including the three months ended March 31, 2017, June 30, 2017,

September 30, 2017 and December 31, 2017 have not been adjusted to reflect the adoption of these standards, which results in limited comparability between 2018 and 2017 operating results.

Segment changes. As a result of a significant reduction in the Company’s E-Cigarette business, results from the E-Cigarette segment are now included in the Corporate and Other Segment and 2017 information has been recast to conform to the 2018 presentation.

Non-GAAP Financial Measures

Non-GAAP financial measures also include adjustments for purchase accounting associated with the Company’s 2013 acquisition of an additional 20.59% interest in Douglas Elliman Realty, LLC, litigation related expenses and awards, settlements of long-standing disputes related to the Master Settlement Agreement in the Tobacco segment, restructuring and pension settlement expense in the Tobacco segment, stock-based compensation expense (for purposes of Adjusted EBITDA only) and non-cash interest expense associated with the Company’s convertible debt. Reconciliations of non-GAAP financial results to the comparable GAAP financial results for the three and six months ended June 30, 2018 and 2017 are included in Tables 2 through 7.
Three months ended June 30, 2018 compared to the three months ended June 30, 2017
Second quarter of 2018 Adjusted EBITDA attributed to Vector Group (as described in Table 2 attached hereto) were $65.1 million compared to $76.8 million for the second quarter of 2017.
Adjusted Net Income (as described in Table 3 attached hereto) was $26.4 million or $0.19 per diluted share for the second quarter of 2018 and $32.7 million or $0.24 per diluted share for the second quarter of 2017.
Adjusted Operating Income (as described in Table 4 attached hereto) was $60.0 million for the second quarter of 2018 compared to $74.8 million for the second quarter of 2017.

Six months ended June 30, 2018 compared to the six months ended June 30, 2017
Adjusted EBITDA attributed to Vector Group Ltd. (as described in Table 2 attached hereto) were $118.0 million for the six months ended June 30, 2018 compared to $138.6 million for the six months ended June 30, 2017.
Adjusted Net Income (as described in Table 3 attached hereto) was $34.4 million or $0.23 per diluted share for the six months ended June 30, 2018 and $51.2 million or $0.36 per diluted share for the six months ended June 30, 2017.
Adjusted Operating Income (as described in Table 4 attached hereto) was $102.5 million for the six months ended June 30, 2018 compared to $129.3 million for the six months ended June 30, 2017.

Tobacco Segment Financial Results
For the second quarter of 2018, the Tobacco segment had revenues of $274.8 million, compared to $272.2 million for the second quarter of 2017.
For the six months ended June 30, 2018, the Tobacco segment had revenues of $541.9 million, compared to $529.6 million for the six months ended June 30, 2017. The increase in revenues was primarily due to a 1.7% increase in unit sales volume.
Operating Income from the Tobacco segment was $62.5 million and $125.9 million for the three and six months ended June 30, 2018 compared to $64.3 million and $123.9 million for the three and six months ended June 30, 2017, respectively.
Non-GAAP Financial Measures
Tobacco Adjusted Operating Income (as described in Table 5 attached hereto) for the second quarter of 2018 and 2017 was $60.2 million and $64.4 million, respectively. Tobacco Adjusted Operating Income for the six months ended June 30, 2018 and 2017 was $120.2 million and $124.7 million, respectively.
For the second quarter of 2018, the Tobacco segment had conventional cigarette (wholesale) shipments of approximately 2.30 billion units compared to 2.29 billion units for the second quarter of 2017. For the six months ended June 30, 2018, the Tobacco segment had conventional cigarette (wholesale) shipments of approximately 4.54 billion units compared to 4.46 billion units for the six months ended June 30, 2017.
Liggett’s retail market share increased to 4.1% for both the second quarter of 2018 and for the six months ended June 30, 2018 compared to 3.8% for the comparable 2017 periods. Compared to the second quarter of 2017, Liggett’s retail shipments increased 4.3% while the overall industry’s retail shipments declined by 2.7%. Compared to the six months ended June 30, 2017, Liggett’s retail shipments increased 2.4% while the overall industry’s retail shipments declined by 4.7%, according to data from Management

Science Associates, Inc.
Real Estate Segment Financial Results
For the second quarter of 2018, the Real Estate segment had revenues of $206.7 million, compared to $199.8 million for the second quarter of 2017. For the six months ended June 30, 2018, the Real Estate segment had revenues of $368.5 million, compared to $357.6 million for the six months ended June 30, 2017. For the second quarter of 2018, the Real Estate segment reported net income of $2.9 million, compared to a net income of $16.0 million for the second quarter of 2017. For the six months ended June 30, 2018, the Real Estate segment reported a net loss of $5.6 million, compared to net income of $23.1 million for the six months ended June 30, 2017.
Douglas Elliman’s results are included in Vector Group Ltd.’s Real Estate segment. For the second quarter of 2018, Douglas Elliman had revenues of $205.6 million, compared to $198.7 million for the second quarter of 2017.  For the six months ended June 30, 2018, Douglas Elliman had revenues of $365.0 million, compared to $354.2 million for the six months ended June 30, 2017. For the second quarter of 2018, Douglas Elliman reported net income of $5.9 million, compared to a net income of $16.1 million for the second quarter of 2017. For the six months ended June 30, 2018, Douglas Elliman reported a net loss of $2.2 million, compared to net income of $16.3 million for the six months ended June 30, 2017.
Non-GAAP Financial Measures
For the second quarter of 2018, Real Estate Adjusted EBITDA attributed to the Company (as described in Table 6 attached hereto) were $5.8 million, compared to $13.3 million for the second quarter of 2017.
For the six months ended June 30, 2018, Real Estate Adjusted EBITDA attributed to the Company were $0.7 million, compared to $15.8 million for the six months ended June 30, 2017.
Douglas Elliman’s results are included in Vector Group Ltd.’s Real Estate segment. For the second quarter of 2018, Douglas Elliman’s Adjusted EBITDA (as described in Table 7 attached hereto) were $8.4 million ($5.9 million attributed to the Company), compared to $18.2 million ($12.9 million attributed to the Company) for the second quarter of 2017.
For the six months ended June 30, 2018, Douglas Elliman’s Adjusted EBITDA were negative $0.2 million (negative $0.2 million attributed to the Company), compared to $20.0 million ($14.1 million attributed to the Company) for the six months ended June 30, 2017.
For the three and six months ended June 30, 2018, Douglas Elliman achieved closed sales of approximately $7.5 billion and $13.6 billion, compared to $7.2 billion and $12.7 billion for the three and six months ended June 30, 2017.

Non-GAAP Financial Measures
Adjusted EBITDA, Adjusted Net Income, Adjusted Operating Income, Tobacco Adjusted Operating Income, New Valley LLC Adjusted EBITDA and Douglas Elliman Realty, LLC Adjusted EBITDA (“the Non-GAAP Financial Measures”) are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). The Company believes that the Non-GAAP Financial Measures are important measures that supplement discussions and analysis of its results of operations and enhances an understanding of its operating performance. The Company believes the Non-GAAP Financial Measures provide investors and analysts with a useful measure of operating results unaffected by differences in capital structures and ages of related assets among otherwise comparable companies.

Management uses the Non-GAAP Financial Measures as measures to review and assess operating performance of the Company’s business, and management and investors should review both the overall performance (GAAP net income) and the operating performance (the Non-GAAP Financial Measures) of the Company’s business. While management considers the Non-GAAP Financial Measures to be important, they should be considered in addition to, but not as substitutes for or superior to, other measures of financial performance prepared in accordance with GAAP, such as operating income, net income and cash flows from operations. In addition, the Non-GAAP Financial Measures are susceptible to varying calculations and the Company’s measurement of the Non-GAAP Financial Measures may not be comparable to those of other companies. Attached hereto as Tables 2 through 7 is information relating to the Company’s Non-GAAP Financial Measures for the three and six months ended June 30, 2018 and 2017.

Conference Call to Discuss Second Quarter 2018 Results

As previously announced, the Company will host a conference call and webcast on Tuesday, August 7, 2018 at 8:30 AM (ET) to discuss second quarter 2018 results. Investors can access the call by dialing 800-859-8150 and entering 27981475 as the conference ID number. The call will also be available via live webcast at www.investorcalendar.com. Webcast participants should allot extra time to register before the webcast begins.

A replay of the call will be available shortly after the call ends on August 7, 2018 through August 21, 2018. To access the replay, dial 877-656-8905 and enter 27981475 as the conference ID number. The archived webcast will also be available at www.investorcalendar.com for one year.

Vector Group is a holding company that indirectly owns Liggett Group LLC and Vector Tobacco Inc. and directly owns New Valley LLC, which owns a controlling interest in Douglas Elliman Realty, LLC. Additional information concerning the company is available on the Company’s website, www.VectorGroupLtd.com.

[Financial Tables Follow]

TABLE 1
VECTOR GROUP LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
	(Unaudited)		(Unaudited)
Revenues:
Tobacco*	$274,833	$272,177	$541,949	$529,631
Real estate	206,655	199,812	368,505	357,566
Total revenues	481,488	471,989	910,454	887,197

Expenses:
Cost of sales:
Tobacco*	192,761	186,907	377,723	362,661
Real estate	140,005	127,987	249,318	228,156
Total cost of sales	332,766	314,894	627,041	590,817

Operating, selling, administrative and general expenses	86,336	82,693	175,412	166,972
Litigation settlement and judgment expense (income)	525	102	(1,944)	1,687
Operating income	61,861	74,300	109,945	127,721

Other income (expenses):
Interest expense	(48,421)	(46,691)	(94,368)	(92,912)
Loss on extinguishment of debt	—	—	—	(34,110)
Change in fair value of derivatives embedded within convertible debt	10,717	8,134	21,284	16,705
Equity in (losses) earnings from real estate ventures	(2,112)	15,291	(8,672)	26,404
Equity in earnings (losses) from investments	4,813	(1,459)	5,975	(2,520)
Net gain recognized on equity securities	3,236	—	491	—
Other, net	1,662	798	2,713	2,078
Income before provision for income taxes	31,756	50,373	37,368	43,366
Income tax expense	12,760	18,827	14,708	16,045

Net income	18,996	31,546	22,660	27,321

Net (income) loss attributed to non-controlling interest	(1,178)	(4,735)	2,369	(4,737)

Net income attributed to Vector Group Ltd.	$17,818	$26,811	$25,029	$22,584

Per basic common share:

Net income applicable to common share attributed to Vector Group Ltd.	$0.12	$0.19	$0.16	$0.15

Per diluted common share:

Net income applicable to common share attributed to Vector Group Ltd.	$0.12	$0.19	$0.16	$0.15

Dividends declared per share	$0.40	$0.38	$0.80	$0.76

* Revenues and cost of sales include federal excise taxes of $115,970, $115,194, $228,771 and $224,562, respectively.

TABLE 2
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Six Months Ended
	June 30,	June 30,		June 30,
	2018	2018	2017	2018	2017

Net income attributed to Vector Group Ltd.	$87,017	$17,818	$26,811	$25,029	$22,584
Interest expense	175,141	48,421	46,691	94,368	92,912
Income tax (benefit) expense	(2,919)	12,760	18,827	14,708	16,045
Net (loss) income attributed to non-controlling interest	(928)	1,178	4,735	(2,369)	4,737
Depreciation and amortization	18,308	4,749	4,613	9,336	9,642
EBITDA	$276,619	$84,926	$101,677	$141,072	$145,920
Change in fair value of derivatives embedded within convertible debt (a)	(40,498)	(10,717)	(8,134)	(21,284)	(16,705)
Equity in (earnings) losses from investments (b)	(7,730)	(4,813)	1,459	(5,975)	2,520
Net gain recognized on equity securities	(491)	(3,236)	—	(491)	—
Equity in losses (earnings) from real estate ventures (c)	13,681	2,112	(15,291)	8,672	(26,404)
Loss on extinguishment of debt	—	—	—	—	34,110
Stock-based compensation expense (d)	9,701	2,456	3,020	4,840	6,026
Litigation settlement and judgment expense (income) (e)	2,960	525	102	(1,944)	1,687
Impact of MSA settlement (f)	(8,124)	(2,808)	—	(6,298)	(895)
Purchase accounting adjustments (g)	(1,998)	179	144	361	257
Other, net	(5,401)	(1,662)	(798)	(2,713)	(2,078)
Adjusted EBITDA	$238,719	$66,962	$82,179	$116,240	$144,438
Adjusted EBITDA attributed to non-controlling interest	46	(1,906)	(5,347)	1,790	(5,832)
Adjusted EBITDA attributed to Vector Group Ltd.	$238,765	$65,056	$76,832	$118,030	$138,606

Adjusted EBITDA by Segment
Tobacco	$247,976	$62,328	$66,737	$124,307	$129,512
Real Estate (h)	5,956	8,464	18,643	(294)	21,598
Corporate and Other	(15,213)	(3,830)	(3,201)	(7,773)	(6,672)
Total	$238,719	$66,962	$82,179	$116,240	$144,438

Adjusted EBITDA Attributed to Vector Group Ltd. by Segment
Tobacco	$247,976	$62,328	$66,737	$124,307	$129,512
Real Estate (i)	6,002	6,558	13,296	1,496	15,766
Corporate and Other	(15,213)	(3,830)	(3,201)	(7,773)	(6,672)
Total	$238,765	$65,056	$76,832	$118,030	$138,606

a.	Represents income recognized from changes in the fair value of the derivatives embedded in the Company’s convertible debt.

b.	Represents equity in (earnings) losses recognized from investments that the Company accounts for under the equity method.

c.	Represents equity in losses (earnings) recognized from the Company’s investment in certain real estate businesses that are not consolidated in its financial results.

d.	Represents amortization of stock-based compensation.

e.	Represents accruals for settlements of judgment expenses in the Engle progeny tobacco litigation and proceeds received from a litigation award at Douglas Elliman Realty, LLC.

f.	Represents the Company’s tobacco segment’s settlement of a long-standing dispute related to the Master Settlement Agreement.

g.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company’s ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

h.
Includes Adjusted EBITDA for Douglas Elliman Realty, LLC of $5,905  for the last twelve months ended June 30, 2018 and $8,379, $18,225, negative $224 and $19,981 for the three and six months ended June 30, 2018 and 2017, respectively. Amounts reported in this footnote reflect 100% of Douglas Elliman Realty, LLC’s entire Adjusted EBITDA.

i.
Includes Adjusted EBITDA for Douglas Elliman Realty, LLC less non-controlling interest of $4,169 for the last twelve months ended June 30, 2018 and $5,915, $12,865, negative $158 and $14,105 for the three and six months ended June 30, 2018 and 2017, respectively. Amounts reported in this footnote have adjusted Douglas Elliman Realty, LLC’s Adjusted EBITDA for non-controlling interest.

TABLE 3
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED NET INCOME
(Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Net income attributed to Vector Group Ltd.	$17,818	$26,811	$25,029	$22,584

Change in fair value of derivatives embedded within convertible debt	(10,717)	(8,134)	(21,284)	(16,705)
Non-cash amortization of debt discount on convertible debt	20,386	13,426	38,579	25,479
Loss on extinguishment of debt	—	—	—	34,110
Litigation settlement and judgment expense, net (a)	525	102	(1,218)	1,687
Impact of MSA settlement (b)	(2,808)	—	(6,298)	(895)
Impact of interest expense capitalized to real estate ventures	4,324	4,212	2,371	3,767
Douglas Elliman Realty, LLC purchase accounting adjustments (c)	268	251	533	572
Total adjustments	11,978	9,857	12,683	48,015

Tax expense related to adjustments	(3,351)	(3,944)	(3,339)	(19,436)

Adjusted Net Income attributed to Vector Group Ltd.	$26,445	$32,724	$34,373	$51,163

Per diluted common share:

Adjusted Net Income applicable to common shares attributed to Vector Group Ltd.	$0.19	$0.24	$0.23	$0.36

a.
Represents accruals for settlements of judgment expenses in the Engle progeny tobacco litigation and proceeds received from a litigation award at Douglas Elliman Realty, LLC, net of non-controlling interest.

b.	Represents the Company’s tobacco segment’s settlement of a long-standing dispute related to the Master Settlement Agreement.

c.
Represents 70.59% of purchase accounting adjustments in the periods presented for assets acquired in connection with the increase of the Company’s ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

TABLE 4
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED OPERATING INCOME
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Six Months Ended
	June 30,	June 30,		June 30,
	2018	2018	2017	2018	2017

Operating income	$217,872	$61,861	$74,300	$109,945	$127,721

Litigation settlement and judgment expense (income) (a)	2,960	525	102	(1,944)	1,687
Impact of MSA settlement (b)	(8,124)	(2,808)	—	(6,298)	(895)
Douglas Elliman Realty, LLC purchase accounting adjustments (c)	(1,188)	380	355	755	810
Total adjustments	(6,352)	(1,903)	457	(7,487)	1,602

Adjusted Operating Income (d)	$211,520	$59,958	$74,757	$102,458	$129,323

a.	Represents accruals for settlements of judgment expenses in the Engle progeny tobacco litigation and proceeds received from a litigation award at Douglas Elliman Realty, LLC.

b.	Represents the Company’s tobacco segment’s settlement of a long-standing dispute related to the Master Settlement Agreement.

c.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company’s ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

d.	Does not include a reduction for 29.41% non-controlling interest in Douglas Elliman Realty, LLC.

TABLE 5
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF TOBACCO ADJUSTED OPERATING INCOME
AND TOBACCO ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Six Months Ended
	June 30,	June 30,		June 30,
	2018	2018	2017	2018	2017

Tobacco Adjusted Operating Income:
Operating income from tobacco segment	$242,401	$62,515	$64,281	$125,926	$123,925

Litigation settlement and judgment expense (a)	5,429	525	102	525	1,687
Impact of MSA settlement (b)	(8,124)	(2,808)	—	(6,298)	(895)
Total adjustments	(2,695)	(2,283)	102	(5,773)	792

Tobacco Adjusted Operating Income	$239,706	$60,232	$64,383	$120,153	$124,717

	LTM	Three Months Ended		Six Months Ended
	June 30,	June 30,		June 30,
	2018	2018	2017	2018	2017

Tobacco Adjusted EBITDA:
Operating income from tobacco segment	$242,401	$62,515	$64,281	$125,926	$123,925

Litigation settlement and judgment expense (a)	5,429	525	102	525	1,687
Impact of MSA settlement (b)	(8,124)	(2,808)	—	(6,298)	(895)
Total adjustments	(2,695)	(2,283)	102	(5,773)	792

Tobacco Adjusted Operating Income	239,706	60,232	64,383	120,153	124,717

Depreciation and amortization	8,185	2,075	2,333	4,112	4,753
Stock-based compensation expense	85	21	21	42	42
Total adjustments	8,270	2,096	2,354	4,154	4,795

Tobacco Adjusted EBITDA	$247,976	$62,328	$66,737	$124,307	$129,512

a.	Represents accruals for settlements of judgment expenses in the Engle progeny tobacco litigation.

b.	Represents the Company’s tobacco segment’s settlement of a long-standing dispute related to the Master Settlement Agreement.

TABLE 6
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF REAL ESTATE SEGMENT (NEW VALLEY LLC) ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Six Months Ended
	June 30,	June 30,		June 30,
	2018	2018	2017	2018	2017

Net income (loss) attributed to Vector Group Ltd. from subsidiary non-guarantors (a)	$8,857	$2,926	$16,030	$(5,618)	$23,135
Interest expense (a)	79	7	6	56	12
Income tax (benefit) expense (a)	(19,907)	(803)	11,367	(3,797)	16,320
Net (loss) income attributed to non-controlling interest (a)	(928)	1,178	4,735	(2,369)	4,737
Depreciation and amortization	9,083	2,418	1,913	4,707	4,135
EBITDA	$(2,816)	$5,726	$34,051	$(7,021)	$48,339
Loss from non-guarantors other than New Valley LLC	73	19	37	53	83
Equity in losses (earnings) from real estate ventures (b)	13,681	2,112	(15,291)	8,672	(26,404)
Purchase accounting adjustments (c)	(1,998)	179	144	361	257
Litigation settlement and judgment income (d)	(2,469)	—	—	(2,469)	—
Other, net	(1,321)	(336)	(302)	(678)	(681)
Adjusted EBITDA	$5,150	$7,700	$18,639	$(1,082)	$21,594
Adjusted EBITDA attributed to non-controlling interest	47	(1,906)	(5,347)	1,790	(5,832)
Adjusted EBITDA attributed to New Valley LLC	$5,197	$5,794	$13,292	$708	$15,762

Adjusted EBITDA by Segment
Real Estate (e)	$5,956	$8,464	$18,643	$(294)	$21,598
Corporate and Other	(806)	(764)	(4)	(788)	(4)
Total (g)	$5,150	$7,700	$18,639	$(1,082)	$21,594

Adjusted EBITDA Attributed to New Valley LLC by Segment
Real Estate (f)	$6,003	$6,558	$13,296	$1,496	$15,766
Corporate and Other	(806)	(764)	(4)	(788)	(4)
Total (g)	$5,197	$5,794	$13,292	$708	$15,762

a.
Amounts are derived from Vector Group Ltd.’s Condensed Consolidated Financial Statements. See Note entitled “Condensed Consolidating Financial Information” contained in Vector Group Ltd.’s Form 10-Q for the three and six months ended June 30, 2018.

b.	Represents equity in losses (earnings) recognized from the Company’s investment in certain real estate businesses that are not consolidated in its financial results.

c.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company’s ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

d.	Represents proceeds received from a litigation award at Douglas Elliman Realty, LLC.

e.
Includes Adjusted EBITDA for Douglas Elliman Realty, LLC of $5,905 for the last twelve months ended June 30, 2018 and $8,379, $18,225, negative $224 and $19,981 for the three and six months ended June 30, 2018 and 2017, respectively. Amounts reported in this footnote reflect 100% of Douglas Elliman Realty, LLC’s entire Adjusted EBITDA.

f.
Includes Adjusted EBITDA for Douglas Elliman Realty, LLC less non-controlling interest of $4,169 for the last twelve months ended June 30, 2018 and $5,915, $12,865, negative $158 and $14,105 for the three and six months ended June 30, 2018 and 2017, respectively. Amounts reported in this footnote have adjusted Douglas Elliman Realty, LLC’s Adjusted EBITDA for non-controlling interest.

g.
New Valley’s Adjusted EBITDA does not include an allocation of Vector Group Ltd.’s “Corporate and Other” segment’s expenses (for purposes of computing Adjusted EBITDA contained in Table 2 of this press release) of $15,213 for the last twelve months ended June 30, 2018 and $3,830, $3,201, $7,773 and $6,672 for the three and six months ended June 30, 2018 and 2017, respectively.

TABLE 7
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF DOUGLAS ELLIMAN REALTY, LLC ADJUSTED EBITDA
AND DOUGLAS ELLIMAN REALTY, LLC ADJUSTED EBITDA ATTRIBUTED TO REAL ESTATE SEGMENT
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Six Months Ended
	June 30,	June 30,		June 30,
	2018	2018	2017	2018	2017

Net income (loss) attributed to Douglas Elliman Realty, LLC	$2,912	$5,905	$16,141	$(2,192)	$16,254
Interest expense	61	3	—	48	—
Income tax expense	39	266	370	486	400
Depreciation and amortization	8,677	2,315	1,813	4,502	3,933
Douglas Elliman Realty, LLC EBITDA	$11,689	$8,489	$18,324	$2,844	$20,587
Equity in earnings from real estate ventures (a)	(1,170)	(252)	(265)	(877)	(845)
Purchase accounting adjustments (b)	(1,998)	179	144	361	257
Litigation settlement and judgment income (c)	(2,469)	—	—	(2,469)	—
Other, net	(147)	(37)	22	(83)	(18)
Douglas Elliman Realty, LLC Adjusted EBITDA	$5,905	$8,379	$18,225	$(224)	$19,981
Douglas Elliman Realty, LLC Adjusted EBITDA attributed to non-controlling interest	(1,736)	(2,464)	(5,360)	66	(5,876)
Douglas Elliman Realty, LLC Adjusted EBITDA attributed to Real Estate Segment	$4,169	$5,915	$12,865	$(158)	$14,105

a.	Represents equity in earnings recognized from the Company’s investment in certain real estate businesses that are not consolidated in its financial results.

b.	Represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company’s ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

c.	Represents proceeds received from a litigation award at Douglas Elliman Realty, LLC.